Exhibit 99.2

Lexington Realty Trust
TRADED: NYSE: LXP
One Penn Plaza, Suite 4015
New York NY 10119-4015

Contact:

Investor or Media Inquiries for Lexington Realty Trust:

Beth Boulerice, Chief Financial Officer

Lexington Realty Trust

Phone: (212) 692-7200 E-mail: bboulerice@lxp.com

LEXINGTON REALTY TRUST ANNOUNCES

PRICING OF PUBLIC OFFERING OF COMMON SHARES

New York, NY – September 4, 2019 – Lexington Realty Trust (NYSE:LXP) (“Lexington”), a real estate investment trust (REIT) focused on single-tenant industrial real estate investments, today announced that it has priced its underwritten public offering of 10,000,000 common shares. The gross proceeds of the offering to the Company, before deducting estimated offering expenses and before giving effect to the underwriters’ option, if exercised, will be approximately $101 million. As part of the offering, Lexington has granted the underwriters a 30-day option to purchase up to an additional 1,500,000 common shares.

The offering is subject to customary closing conditions and is expected to close on September 9, 2019.

Lexington intends to use the net proceeds from the offering for working capital and general corporate purposes, including acquisitions in its pipeline. Pending the application of such net proceeds, Lexington may use such net proceeds to pay down all or a portion of the outstanding balance under its revolving credit facility.

J.P. Morgan and Wells Fargo Securities are acting as underwriters for the offering. The underwriters may offer the common shares from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices at the time of sale or at negotiated prices.

This offering is being conducted pursuant to Lexington’s currently effective shelf registration statement, which was previously filed with the Securities and Exchange Commission. A preliminary prospectus supplement related to the public offering and a final prospectus supplement will be filed with the Securities and Exchange Commission. Copies of the preliminary prospectus supplement and final prospectus supplement, when available, may be obtained from (1) J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 1-866-803-9204, (2) Wells Fargo Securities, 375 Park Avenue, New York, NY 10152, Attention: Equity Syndicate Department, or by calling (800) 326-5897 or by e-mailing cmclientsupport@wellsfargo.com; or (3) the Internet site of the Securities and Exchange Commission at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

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ABOUT LEXINGTON REALTY TRUST

Lexington Realty Trust (NYSE: LXP) is a publicly traded real estate investment trust (REIT) that owns a diversified portfolio of real estate assets consisting primarily of equity investments in single-tenant net-leased commercial properties across the United States. Lexington seeks to expand its industrial portfolio through build-to-suit transactions, sale-leaseback transactions and acquisitions.

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties and other factors not under Lexington's control which may cause actual results, performance or achievements of Lexington to be materially different from the results, performance, or other expectations implied by these forward-looking statements. These factors include, but are not limited to, those factors and risks detailed in Lexington's periodic filings with the Securities and Exchange Commission. Except as required by law, Lexington undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events.

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